EXHIBIT 3-C

                               BYLAWS

                                 OF

              THE UNITED TELEPHONE COMPANY OF PENNSYLVANIA




ARTICLE I

CORPORATE

Section 1.1. Registered/Principal Office and Agent. The registered or principal office of the corporation shall be at such place within this corporation's State or Commonwealth of incorporation, and the registered agent in that office shall be such person, as the Board of Directors may from time to time determine and the Secretary so certifies to the Department of State.

Section 1.2. Fiscal Year. The fiscal year of the corporation shall be identical with the calendar year unless otherwise prescribed from time to time by the Board of Directors.

Section 1.3. Corporate Seal. The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal" in combination with the corporation's state of incorporation. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporation obligation for the payment of money may be a facsimile engraved, printed or any other manner of reproduction.


                               ARTICLE II

                              STOCKHOLDERS

Section 2.1. Annual Meetings. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place, within or without the corporation's state of incorporation, and as of such time, prior to May 1 in each year, as the holder(s) of record of twenty percent (20%) of the shares as specified in Section 2.2 following or the Board of Directors may from time to time determine.


Section 2.2 Special Meetings. A special meeting of stockholders may be called at any time by the Board of Directors, its Chairman, the Executive Committee or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of twenty percent (20%) of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the corporation's state of incorporation, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meetings.

Section 2.3. Notice of Meeting. For each meeting of stockholders written notice shall be given stating the place, date and hour, and in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of stockholders required by Section 2.9 is not to be at such place at least 10 days prior to the meeting, the place where such list will be. Except as otherwise provided by applicable law or the corporation's Articles of Incorporation as amended, the written notice of any meeting shall be given not less than 5 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.4. Quorum. Except as otherwise required by law or the Articles of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.5. Chairman and Secretary of Meeting. At each meeting of stockholders the Chairman of the Board of Directors, or in his absence the person designated in writing by the Chairman of the Board of Directors, or if no person is so designated or if there is no predesignated Chairman of the Board, then the President or a person designated by the Board of Directors or by the President, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The Secretary or in his absence the Assistant Secretary or a person designated by the chairman of the meeting shall act as secretary of the meeting.

Section 2.6. Voting; Proxies. Except as otherwise provided by law or the Articles of Incorporation, and subject to the provision of Section 2.10:

     (a) Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by him.

     (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.

     (c)  Directors shall be elected by a plurality vote.

     (d) Each matter, other than election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

     (e) Election of directors and the vote on any other matter presented to a meeting shall be by written ballot.

Section 2.7. Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place as provided in Section 2.4. Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8. Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided said consent is filed with the Secretary for inclusion in the corporate record book. Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

Section 2.9. List of Stockholders Entitled to Vote. Before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the addresses of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.10. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                             ARTICLE III

                              DIRECTORS


Section 3.1. Number; Term of Office; Qualifications; Vacancies. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors that shall constitute the whole Board shall be determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board subject to superseding action by the Stockholders. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 3.2 and 3.3 until the next annual meeting of stockholders and until their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 3.2 and 3.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

Section 3.2. Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation, or to the Corporation itself where the above-named officers and Board are resigned, vacated or incapacitated. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors, one of the above-named officers or the Corporation as aforesaid; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws in the filling of other vacancies.

Section 3.3 Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

Section 3.4. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the state of incorporation, as the Board of Directors may from time to time prescribe, provided that if there is no such prescription then such meetings shall be held pursuant to calls made in accordance with Section
3.5 following. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

Section 3.5. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, its Chairman, the Executive Committee, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least three directors. Any such meeting shall be held at such time and at such place, within or without the state of incorporation, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least two days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

Section 3.6. Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors or in his absence by the President or if neither is present by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

Section 3.7. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as may otherwise be required by the Articles of Incorporation, the Bylaws or by applicable law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8. Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the Secretary for inclusion in the minutes of proceedings of the Board of Directors or of such committee.

Section 3.10. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the submission to shareholders of any action requiring approval of shareholders under 15 Pa.C.S. Section 1504(b); the creation or filling of vacancies in the Board of Directors; the adoption, amendment or repeal of the Bylaws; the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors. In the absence or disqualification of a member of a committee, the number of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.

Section 3.11. Compensation. Directors shall receive compensation for their services as directors or as members of committees or councils as may from time to time be fixed by the Board of Directors. They may also be reimbursed for their expenses in attending any meeting.

Section 3.12. Performance of Duties. Directors shall stand in a fiduciary relationship to the Corporation and shall perform their duties as Directors including duties as a member of any committee of the Board upon which they may serve, in good faith, in a manner they reasonably believe to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing their duties, Directors shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (a) One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented.

     (b) Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within the professional or expert competence of such person.

     (c) A committee of the Board upon which the Director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted. In discharging the duties of their respective positions, the Board of Directors, committees of the Board, and individual Directors may, in considering the best interest of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located and all other pertinent factors. Absent breach of fiduciary duty, lack of good faith or self dealing, actions taken as a Director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 3.13. Personal Liability. A Director shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

     (a) A Director has breached or failed to perform the duties of his office as set out in this Article III; and

     (b) The breach or failure to perform constitutes self dealing, willful misconduct or recklessness.

The provisions of this Section 3.13 shall not apply to (a) the responsibility or liability of a Director pursuant to any criminal statutes; or (b) the liability of a Director for the payment of taxes pursuant to local, state or federal law.



                               ARTICLE IV

                                OFFICERS


Section 4.1. Election; Qualification. The officers of the Corporation may be a Chairman of the Board of Directors, and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as it may from time to time determine. The Chairman of the Board of Directors and the President shall be elected from among the directors. Two or more offices may be held by the same person except the offices of President and Secretary.

Section 4.2. Term of Office. Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to Section 4.4.

Section 4.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation or to the Corporation itself where the above-named officers and Board are resigned, vacated or incapacitated. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers or the Corporation as aforesaid; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.4. Removal. Any officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

Section 4.5. Vacancies. Any vacancy however caused in any office of the Corporation may be filled by action of the Board of Directors.

Section 4.6. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

Section 4.7. Chairman of the Board of Directors. The Chairman of the Board of Directors, if a chairman is elected, may be designated by the Board as the chief executive officer of the Corporation and if so shall have general supervision of the affairs of the Corporation and shall perform such other duties as the Bylaws or the Board of Directors may from time to time prescribe.

Section 4.8. President. Unless a Chairman of the Board is elected and designated the chief executive officer, the President shall be the chief executive and operating officer of the Corporation and shall have general supervision of the affairs and operations of the Corporation and shall perform such other duties as the Bylaws or the Board of Directors may from time to time prescribe. If a Chairman of the Board is elected and designated the chief executive officer, then the President shall be the chief operating officer of the Corporation and shall have general supervision of the operations of the Corporation and shall perform such other duties as the Bylaws or the Board of Directors may from time to time prescribe.

Section 4.9. Vice President. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the President or the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors.

Section 4.10. Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors.

Section 4.11. Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors.

Section 4.12. Other Officers. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors.


                               ARTICLE V

                             CAPITAL STOCK


Section 5.1. Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.2. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

Section 5.3. Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

Section 5.4. Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.



                            ARTICLE VI

                           MISCELLANEOUS


Section 6.1. Indemnity. (a) The Corporation shall indemnify, subject to subsection (e), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify, subject to subsection (e) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

     (c) To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees)
           actually and reasonably incurred by him in connection therewith.

     (d) Expenses incurred by an officer, Director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

     (e) Indemnification under this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (f) Indemnification under any bylaw, agreement, vote of shareholders, members or Directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.

     (g) The indemnification provided by this Section shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (i) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

     (j) For the purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (k) The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insured in any manner its indemnification obligations, whether arising under or pursuant to this Section or otherwise.

     (l) The provisions of Section 1728 of the Pennsylvania Business Corporation Law of 1988, 15 P.S. Section 1728, or corresponding provisions of law applicable to any business corporation shall be applicable to any bylaw, contract or transaction authorized by the Directors under this Section.

Section 6.2. Waiver of Notice. Whenever notice is required by the Articles of Incorporation, the Bylaws or any provision of the applicable laws of the state of incorporation, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.


                              ARTICLE VII

                          AMENDMENT OF BYLAWS


Section 7.1.Amendment. Except as otherwise provided in 15 P.S. Section 1504, the Bylaws may be adopted, amended or repealed at any meeting of stockholders or at any meeting of the Board of Directors by a majority vote of the whole Board. Subsequent to the making of any changes to the Bylaws of the Corporation by action of the Board, a copy of the Bylaws of the Corporation, clearly marked to indicate all changes made to the Bylaws by action of the Board since the last previous annual meeting of stockholders, shall be prepared and shall be available for the examination of any stockholder, during ordinary business hours, for a period of at least 10 days prior to the next annual meeting of the stockholders, either at a place within the locality where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such copy of the Bylaws shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.
In addition, at any time, upon request to the Secretary of the Corporation, any stockholder of record shall be furnished a copy of the Bylaws of the Corporation, clearly marked to indicate all changes made to the Bylaws by action of the Board since the last previous annual meeting of stockholders.